EXHIBIT 3(a)
                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE
                            ARTICLES OF INCORPORATION
                                       OF

                           SEA PINES ASSOCIATES, INC.
                     ---------------------------------------
                     (File this Form in Duplicate Originals)

                            (ss.33-7-30 of 1976 Code)

TYPE OR PRINT CLEARLY IN BLACK INK

1. The name of the proposed corporation is Sea Pines Associates, Inc.

2. The initial registered office of the corporation is 16 Piping Plover
                                                       ----------------
                                                        Street Address

   Hilton Head Island        Beaufort              SC                    29928
   -----------------------------------------------------------------------------
        City                  County              State                Zip Code

   and the initial registered agent at such address is:  Paul T. Clark
                                                         -------------
                                                           Print Name

3. The period of duration of the corporation shall be perpetual (XXXXXXX years).
                                                                ---------------

4. The corporation is authorized to issue shares of stock as follows.

              Class of Shares         Authorized No. of Each Class    Par Value
              ---------------         ----------------------------    ---------
              Preferred                      5,000,000                   No

              Voting Common                  3,000,000                   No

              Nonvoting Common               1,000,000                   No

              Special Common                 2,000,000                   No

    If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:


5   Total Authorized Capital Stock is 11 million shares at no par value.
                                      ----------------------------------

6. The existence of the corporation shall begin as of the filing date with the Secretary of State or to be effective: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                                             ----------------------------------

7. The number of directors constituting the initial board of directors of the corporation is 25 and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are as follows:

                Name                                  Address
                ----                                  -------

       a.   Charles F. Bacon         36 Ruddy Turnstone, Hilton Head, SC 29928
            ---------------------    ------------------------------------------

       b.   Peter W. Bauman          9 Bald Eagle Rd., E. Hilton Head, SC 29928
            ---------------------    ------------------------------------------

       c.   Lee A. Carey             46 Governor's Rd., Hilton Head, SC 29928
            ---------------------    ------------------------------------------

       d.   Paul T. Clark            16 Piping Plover, Hilton Head, SC 29928
            ---------------------    ------------------------------------------

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8.   The general nature of the business for which the corporation is organized is as follows: (It is not necessary to set forth the powers enumerated in ss.33-3-10 of 1976 Code): To engage in any lawful act or activity for which corporations may be organized under South Carolina law, including without limitation, to engage in the business of acquiring, owning, operating and managing golf courses, recreational facilities and other real and personal property within and outside the State of South Carolina.

9. Provisions which the incorporators elect to include in the articles of incorporation are as follows: (Attach additional sheet(s) if necessary). (See attached)

10.  The name and address of each incorporator is as follows:

                 Name          Street & Box Number    City    County      State
     a. Elizabeth Corr-Smedley 1401 Main,          Columbia,  Richland,    SC
        ---------------------- ------------------------------------------------

     b.
        ---------------------- ------------------------------------------------

     c.
        ---------------------- ------------------------------------------------

     d.
        ---------------------- ------------------------------------------------

        s/Elizabeth Corr Smedley               Elizabeth Corr Smedley
        ------------------------ -----------------------------------------------
        signature of incorporator              type or print name

        ------------------------- ----------------------------------------------
        signature of incorporator              type or print name

        ------------------------- ----------------------------------------------
        signature of incorporator              type or print name

        ------------------------- ----------------------------------------------
        signature of incorporator              type or print name

         Date:        May 4, 1987
              --------------------------

STATE OF      SOUTH CAROLINA
COUNTY OF     RICHLAND

         The undersigned, Elizabeth Corr Smedley do hereby certify that they are the incorporators of Sea Pines Associates, Inc. Corporation and are authorized to execute this verification; that each of the undersigned does hereby certify that he or she has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his or her information and belief.

                                                     s/Elizabeth Corr Smedley
         ----------------------------------          ---------------------------
              signature of incorporator              signature of incorporator


         ----------------------------------          ---------------------------
              signature of incorporator              signature of incorporator

                             CERTIFICATE OF ATTORNEY

         I, Edward G. Menzie , an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 7, Title 33 of the Code of Laws of South Carolina (1976) relating to the organization of corporations, and that in my opinion, the corporation is organized for a lawful purpose.

Date              May 4, 1987                      s/Edward G. Menzie
         ---------------------------               -----------------------------
                                                            Signature

                                                   Edward G. Menzie
                                                   -----------------------------
                                                       Type or Print Name

                                                   1401 Main Street, Suite 3200
                                                   -----------------------------
                                                             Address

                                                   Columbia,     SC       29201
                                                   -----------------------------
                                                     City       State      Zip

                                SCHEDULE OF FEES
          (Payable at time of filing Articles with Secretary of State)

Fee for filing Articles                              $    5.00
In addition to the above, $.40 for each
     $1,000 of the aggregate value of
     shares which the corporation is autho-
     rized to issue, but in no case less than        $   40.00
     nor more than                                   $1,000.00

Note: THIS FORM MUST BE COMPLETED IN ITS ENTIRETY BEFORE IT WILL BE ACCEPTED FOR FILING. THIS FORM MUST BE ACCOMPANIED BY THE FIRST REPORT OF CORPORATIONS AND A CHECK IN THE AMOUNT OF $10.00 PAYABLE TO THE SOUTH CAROLINA TAX COMMISSION.

                     ATTACHMENT TO ARTICLES OF INCORPORATION
                                       OF
                           SEA PINES ASSOCIATES, INC.

         4. A statement of the preferences, privileges and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

                  (a) Preferred Shares.

                  (1) Authority is hereby expressly granted and vested in the Board of Directors of the Corporation to provide for the issuance of up to 5,000,000 shares of Preferred Stock, of which 2,000,000 shares shall be Series A Cumulative Preferred Stock, as set forth in subparagraph 4(a)(2) below, in one or more series and in connection therewith to fix by resolutions providing for the issue of such series the number of shares to be included in such series and the designations and such voting powers, full or limited, or no voting powers, and such preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series which are not fixed by the Articles of Incorporation, to the full extent now or hereafter permitted by the laws of the State of South Carolina; provided, however, that in no event shall the dividend and liquidation rights of any shares of this Preferred Stock be superior to the series A Cumulative Preferred Stock authorized by subparagraph 4(a)(2) below. Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

                           (i) The number of shares of such series (which may
subsequently be increased, except as otherwise provided by the resolutions of the Board of Directors providing for the issuance of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

                           (ii) The dividend rights, if any, of such series, the
dividend preferences, if any, as between such series and any other class or series of stock, whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether and the extent to which dividends on such series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;

                           (iii) The time or times during which, the price or
prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable;

                           (iv) The par value, if any, and other rights of such
series, and the preferences, if any, as between such series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and whether and the extent to which shares of any such series shall be entitled to participate in such event with any other class or series of stock;

                           (v) The voting powers, if any, in addition to the
powers prescribed by law on shares of such series, and the terms of exercise of such voting powers;

                           (vi) Whether shares of such series shall be

convertible into or exchangeable for shares of any other series or class of stock, or any other securities, and the terms and conditions, if any, applicable to such right; and/or

                           (vii) The terms and conditions, if any, of any

purchase, retirement, or sinking fund which may be provided for the shares of such series.

                  (2) There is hereby authorized for issuance 2,000,000 of the 5,000,000 shares authorized by subparagraph 4(a)(1) above to be known and designated as Series A Cumulative Preferred Stock which stock shall have the following rights, preferences, privileges and restrictions:

                           (i) Dividends. The holders of Series A Cumulative
Preferred Stock shall be entitled to receive out of any funds of this Corporation legally available for the declaration of dividends, dividends of 72.2(cent) per share per annum and no more, payable when and as declared by the Board of Directors. Dividends on the Series A Cumulative Preferred Shares first issued shall accrue daily, whether or not earned or declared, from the date which is eighteen (18) months after the date of issuance of such shares, and dividends on all Series A Cumulative Preferred Shares thereafter issued shall accrue daily, whether or not earned or declared, from the day following the last day of the period for which dividends have already been paid on outstanding Series A Cumulative Preferred Shares. Such dividends shall be payable before any dividends shall be declared or paid upon or set apart for the common shares, and shall be cumulative, so that if in any year or years dividends upon the outstanding Series A Cumulative Preferred Shares at the rate of 72.2(cent) per share shall not have been paid or declared and set apart therefor, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon, or set apart for, the common shares.

                           (ii) Liquidation. In the event of a voluntary or
involuntary liquidation, dissolution or winding up of this Corporation, the holders of Series A Cumulative Preferred Shares shall be entitled to receive out of the assets of this Corporation, whether such assets are capital or surplus of any nature, an amount equal to Seven and 60/100 ($7.60) Dollars per share and, in addition to such amount, a further amount equal to the dividends unpaid and accumulated thereon, as provided in subparagraph 4(a)(2)(i) above, through and including the date of such distribution, whether or not earned or declared, and no more, before any payment shall be made or any assets distributed to the holders of common shares.

                  If upon such liquidation, dissolution, or winding up, whether voluntary or involuntary, the assets thus distributed among the holders of the Series A Cumulative Preferred Shares are insufficient to permit the payment to such shareholders of the full preferential amounts, then the entire assets of this Corporation to be distributed shall be distributed ratably among the holders of the Series A Cumulative Preferred Shares and any other shares having an equal liquidation priority with Series A Cumulative Preferred Shares.

                  A consolidation or merger of this Corporation with or into any other corporation(s) shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this paragraph (ii).

                           (iii) Redemption This Corporation, at the option of
the Board of Directors, may from time to time redeem all or any part of the outstanding Series A Cumulative Preferred Shares on any dividend date by paying in cash therefor Seven and 60/100 ($7.60) Dollars per share and, in addition to such amount, an amount in cash equal to all dividends on Series A Cumulative Preferred Shares unpaid and accumulated as provided in subparagraph 4(a)(2)(i) above, whether earned or declared or not, through and including the date fixed for redemption, such sum being hereinafter sometimes referred to as the redemption price. In the case of redemption of less than all of the outstanding Series A Cumulative Preferred Shares, this Corporation shall designate by lot, in such a manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Less than all of the Series A Cumulative Preferred Shares at any time outstanding may not be redeemed until all dividends accrued and in arrears upon all outstanding Series A Cumulative Preferred Shares shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all outstanding Series A Cumulative Preferred Shares, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment.

                  At least thirty (30) days' prior written notice by mail, postage prepaid, shall be given to the holders of record of the Series A Cumulative Preferred Shares to be redeemed, such notice to be addressed to each such shareholder at his post office address as shown on the records of this Corporation. On or after the date fixed for redemption and stated in such notice, each holder of Series A Cumulative Preferred Shares called for redemption shall surrender his certificate evidencing such shares to this Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If notice of redemption has been duly given, and on the date fixed for redemption the necessary funds are available, then notwithstanding that the certificates evidencing any Series A Cumulative Preferred Shares called for redemption have not been surrendered, as of the date fixed for redemption the dividends with respect to the shares called for redemption shall cease to accrue and all rights with respect to the shares called for redemption shall terminate, except the right of the holders to receive the redemption price without interest upon surrender of their certificates.

                           (iv) Voting. If at any time dividends on the Series A
Cumulative Preferred Shares shall be in arrears in an amount equal to four (4) years' dividends, the holders of Series A Cumulative Preferred Shares as a class shall be entitled to elect the smallest number of directors which will constitute a majority of the authorized number of directors, and the holders of Voting Common Shares shall be entitled to elect the remaining members of the Board of Directors. At such time as all dividends accrued on the outstanding Series A Cumulative Preferred Shares have been paid or declared and set apart for payment, the rights of the holders of Series A Cumulative Preferred Shares to vote as provided in this subparagraph (iv) shall cease, subject to removal from time to time upon the same terms and conditions.

                  At any time after the voting power to elect a majority of the Board of Directors has become vested in the holders of the Series A Cumulative Preferred Shares as provided in this subparagraph (iv), the Secretary of this Corporation may, and upon the written request of the record holders of at least ten (10%) percent of the outstanding Series A Cumulative Preferred Shares addressed to the Secretary at the principal office of this Corporation shall, call a special meeting of the holders of Series A Cumulative Preferred Shares and the holders of Voting Common Shares for the election of directors, to be held at the place and upon the notice provided in the By-Laws of this Corporation for the holding of annual meetings. If such meeting shall not be so called within ten (10) days after personal service of the request, or within fifteen (15) days after mailing of the same by registered mail within the United States of America, then the record holders of at least ten (10%) percent of the Series A Cumulative Preferred Shares then outstanding may designate in writing one (1) of their number to call such meeting, and the person so designated may call such meeting at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. At any meeting so called or at any annual meeting held while the holders of the Series A Cumulative Preferred Shares have the voting power to elect a majority of the Board of Directors, the holders of a majority of the then outstanding Series A Cumulative Preferred Shares present in person or by proxy shall be sufficient to constitute a quorum for the election of directors as herein provided. The terms of office of all persons who are directors of this Corporation at the time of such meeting shall terminate as of the date of such meeting.

                  The staggered board of directors authorized by Paragraph 9(h) of these Articles of Incorporation shall be suspended during the time the holders of Series A Cumulative Preferred Shares have the right to elect a majority of the directors pursuant to this provision. The persons so elected as directors by the holders of the Series A Cumulative Preferred Shares, together with such persons, if any, as may be elected as directors by the holders of the Voting Common Shares, shall constitute the duly elected directors of this Corporation. All directors so elected shall serve until the next annual meeting or until their successors are elected and have qualified. In the event the holders of the Voting Common Shares fail to elect the number of directors which they are entitled to elect at such meeting, additional directors may be appointed by the directors elected by the holders of Series A Cumulative Preferred Shares.

                  Whenever the holders of the Series A Cumulative Preferred Shares shall be divested of such voting powers as provided in this subparagraph
(iv), the term of office of all persons who are directors of this Corporation at such time shall terminate upon the election of their successors by the holders of the Voting Common Shares.

                  (b) Voting Common Shares.

                  (1) Dividends. Subject to all of the rights of holders of Series A Cumulative Preferred Shares, the holders of Voting Common Shares shall be entitled to share on a pro rata basis with the holders of Nonvoting Common Shares* in any dividends declared on the common stock by the Board of Directors out of any funds of the Corporation legally available therefor.

*and the Special Common Shares to the extent specified by the Board of Directors

                  (2) Liquidation. In the event of any liquidation, dissolution, or winding up of this Corporation, whether voluntary or involuntary, subject to all of the preferential rights of the holders of Series A Cumulative Preferred Shares on distribution or otherwise, the holders of Voting Common Shares shall be entitled to share pro rata with the holders of Nonvoting Common Shares in all of the remaining assets of this Corporation.

                  A consolidation or merger of this Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this subparagraph (2).

                  (3) Voting. The holders of Voting Common Shares, except where otherwise provided by law or by these Articles of Incorporation, shall have and possess the exclusive right to notice of shareholders' meetings and the exclusive voting rights and powers, and the holders of the Series A Cumulative Preferred Shares and Nonvoting Common Shares shall not be entitled to any notice of shareholders' meetings or to vote upon the election of directors or upon any question affecting the management or affairs of this Corporation, except where such notice or vote is required by law or by these Articles of Incorporation.

                  (c) Nonvoting Common Shares.

                  (1) Dividends. Subject to all of the rights of holders of Series A Cumulative Preferred Shares, the holders of Nonvoting Common Shares shall be entitled to share on a pro rata basis with the holders of Voting Common Shares* in any dividends declared on the common stock by the Board of Directors out of any funds of the Corporation legally available therefor.

                  (2) Liquidation. In the event of any liquidation, dissolution, or winding up of this Corporation, whether voluntary or involuntary, subject to all of the preferential rights of the holders of Series A Cumulative Preferred Shares on distribution or otherwise, the holders of Nonvoting Common Shares shall be entitled to share pro rata with the holders of Voting Common Shares* in all of the remaining assets of this Corporation.

                  A consolidation or merger of this Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this subparagraph (2).

                  (3) Redemption. This Corporation, at the option of the Board of Directors, may from time to time at any time after the expiration of three
(3) years from the date of issue and before the expiration of ten (10) years from the date of issue, redeem all or any part of the outstanding Nonvoting Common Shares on any dividend date by paying in cash therefor not less than Ten ($10.00) Dollars per share, hereinafter sometimes referred to as the redemption price. In case of the redemption of less than all of the outstanding Nonvoting Common Shares, this Corporation shall designate by lot, in such a manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. At least thirty (30) days' prior written notice by mail, postage prepaid, shall be given to the holders of record of the

*and the Special Common Shares to the extent specified by the Board of Directors

Nonvoting Common Shares to be redeemed, such notice to be addressed to each such shareholder at his post office address as shown on the records of this Corporation. On or after the date fixed for redemption and stated in such notice, each holder of Nonvoting Common Shares called for redemption shall surrender his certificate evidencing such shares to this Corporation at the place designed in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If notice of redemption has been duly given, and on the date fixed for redemption the necessary funds are available, then notwithstanding that the certificates evidencing any Nonvoting Common Shares called for redemption have not been surrendered as to the date fixed for redemption, all rights with respect to the shares called for redemption shall terminate, except the right of the holders to receive the redemption price thereof without interest upon surrender of their certificates.

                  (4) Voting. The holders of Nonvoting Common Shares shall have no voting rights, nor any right to notice of shareholders meetings, except that the holder of such shares shall vote as a class as expressly required by South Carolina law.

                  (5) Conversion. At any time after the expiration of three (3) years from the date of issue, the Board of Directors may cause the holders of record of Nonvoting Common shares to convert all or any portion of their outstanding Nonvoting Common Shares to Voting Common Shares, at the exchange rate of one (1) Voting Common share for five (5) Nonvoting Common Shares.

                  (d) Special Common Shares. Authority is hereby expressly granted and vested in the Board of Directors of the Corporation to provide for the issue of up to 2,000,000 shares of no par Special Common Stock in one or more series and in connection therewith to fix by resolutions providing for the issue of each series the number of shares to be included in that series and the designations and such voting rights, full or limited, or no voting rights, and such preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of any such series of this Special Common Stock which are not fixed by these Articles of Incorporation, to the full extent now or hereafter permitted by the laws of the State of South Carolina; provided, however, that in no event shall any series of shares of this Special Common Stock authorize more than one vote per share and in no event shall the dividend or liquidation rights of this Special Common Stock have a priority over the dividend or liquidation rights of the Voting Common and Nonvoting Common Shares authorized by subparagraphs 4(b) and (c) above. Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following respects:

                  (1) The number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

                  (2) The dividend rights, if any, of such series, the dividend preferences, if any, as between such series and any other class or series of stock, whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, and any limitations, restrictions or conditions on the payment of such dividends;

                  (3) The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable;

                  (4) The preferences, if any, as between such series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether and the extent to which shares of any such series shall be entitled to participate in such event with any other class or series of stock;

                  (5) The voting powers, if any, in addition to the voting powers prescribed by law on shares of such series, and the terms of exercise of such voting powers;

                  (6) Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock, or any other securities, and the terms and conditions, if any, applicable to such right; and/or

                  (7) The terms and conditions, if any, of any purchase, retirement, or sinking fund which may be provided for the shares of such series.

         7. The names and addresses of the initial board of directors are as follows:

                     (continued from first page of Articles)

Angus Cotton                                 Ralph W. Cox
7 Willet Road                                133 Governors Road
Hilton Head Island, SC  29928                Hilton Head Island, SC 29928
William R. Cullison                          Thomas G. Daniels
3 Royal Tern Road                            21 Baynard Park Road
Hilton Head Island, SC 29928                 Hilton Head Island, SC 29928
Charles W. Flynn                             Douglas H. Haight
14 Marsh View Road                           17 Governors Lane
Hilton Head Island, SC 29928                 Hilton Head Island, SC 29928
Harry B. Hazelton                            Dwight A. Holder
49 Baynard Cove Road                         51 South Beach Lagoon
Hilton Head Island, SC 29928                 Hilton Head Island, SC 29928
William L. Jackson                           Thomas A. Jenkins
11 Governors Lane                            27 Audubon Pond Road
Hilton Head Island, SC 29928                 Hilton Head Island, SC 29928
John C. Kingsbury                            James L. Krum
21 Governors Lane                            17 Green Wing Teal
Hilton Head Island, SC 29928                 Hilton Head Island, SC 29928
Lewis C. Laderer                             Barclay Morrison

13 Grey Widgeon                              56 N. Calibogue Cay
Hilton Head Island, SC 29928                 Hilton Head Island, SC 29928
J. Gordon Osborn                             John W. Simpson
81 Club Course Drive                         36 E. Beach Lagoon Road
Hilton Head Island, SC 29928                 Hilton Head Island, SC 29928
James H. Styers                              Alex C. Thomsen
64 N. Calibogue Cay                          22 Audubon Pond Road
Hilton Head Island, SC 29928                 Hilton Head Island, SC 29928
Francis S. Webster, Jr.                      Robert M. Williams
28 Club Course Drive                         11 Baynard Park Road
Hilton Head Island, SC 29928                 Hilton Head Island, SC 29928

                                 Frank Zimmerman
                              31 Audubon Pond Road
                          Hilton Head Island, SC 29928

          9.(a) Authority to Issue Debt. The Board of Directors shall be authorized to issue notes, bonds or other evidence of indebtedness secured by liens on all or part of the assets of the Corporation and to grant to the holders such voting rights in the event of default in the obligations represented thereby as it shall determine in its sole discretion. Except to the extent limited by South Carolina law, such voting rights may include, but need not be limited to, the right to elect and remove all directors; the exclusive right to approve any merger, acquisition, dissolution, consolidation, liquidation or sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation; the exclusive right to amend these Articles of Incorporation and the By-Laws of the Corporation; and such other voting rights as may be permitted under South Carolina law.

                  (b) Authority to Issue Warrants. The Corporation is hereby expressly authorized and empowered, from time to time, by resolution of its Board of Directors, to create and issue, whether or not in connection with the issue and sale of any shares or other securities of the Corporation, rights or options entitling the holders or owners thereof to purchase or acquire from the Corporation any shares of any class or series or other securities, whether now or hereafter authorized, such rights or options to be evidenced by or in such warrants or other instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares or other securities may be purchased or acquired from the Corporation upon the exercise of any such rights or options shall be such as shall be fixed in a resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and set forth or incorporated by reference in the warrants or other instruments evidencing such rights or options, and as shall be permitted by law.

                  The Board of Directors is hereby authorized and empowered to authorize the creation and issue of any such rights or options and any such warrants or other instruments from time to time, for such consideration as the Board of Directors may determine. Any and all shares which may be purchased or acquired or issued upon the exercise of any such right or option shall be deemed duly paid shares and not liable to any further call or assessment, or partly paid and liable to further call or assessment, as the terms of the warrants or other instruments evidencing such rights or options shall provide. Except as otherwise provided by law, the Board of Directors shall have full power and discretion to prescribe and regulate from time to time the procedure to be followed in, and all other matters concerning the creation, issue, and exercise of any such rights and options and such warrants or other instruments, and the settling aside of shares or other securities for the purpose thereof, and the issuance of such shares or other securities upon the exercise thereof.

                  (c) Supermajority Voting Requirement for Sale of Corporate Property, Merger or Similar Transaction. Except as otherwise authorized in these Articles of Incorporation, the affirmative vote, at a shareholders' meeting duly called for that purpose, of the holders of at least eighty (80%) percent of the Voting Common Shares issued and outstanding shall be required to authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of this Corporation, to liquidate the Corporation, or to merge, or consolidate, this Corporation with any other corporation or to exchange its shares with the shares of any other corporation. Upon receiving the necessary approval, the Board of Directors shall be authorized to proceed with any such sale, lease, exchange or merger upon such terms and conditions and for such consideration as the Board of Directors shall deem expedient and in the best interest of the Corporation. This provision may only be amended by an affirmative vote of the holders of eighty (80%) percent of the outstanding shares of Voting Common Stock.

                  (d) Removal of Directors. Any director may be removed at any time for cause upon the affirmative vote of a majority of the outstanding Voting Common Shares or a majority vote of the Board of Directors. Any director may be removed without cause upon the affirmative vote of the holders of eighty (80%) percent of the outstanding Voting Common Stock. Any By-Law provision relating to removal of directors shall be consistent with this provision and may be amended exclusively by the affirmative vote of the holders of eighty (80%) percent of the Voting Common Stock.

                  (e) Shareholder Voting Requirements on Other Matters. Except as provided in subparagraph 9(d) or otherwise authorized in these Articles of Incorporation, all actions requiring shareholder approval shall be effective on approval by an affirmative vote of a majority of the shares entitled to vote thereon, and in the event any class of shares must approve the action, the affirmative vote of a majority of the shares of the class.

                  (f) Denial of Preemptive Rights. No shareholder of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of the Corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the Corporation, issued or sold, nor any right of subscription to any thereof other than such right, if any, and at such price as the Board of Directors, in its discretion from time to time may determine, pursuant to the authority hereby conferred by these Articles of Incorporation, and the Board of Directors may issue shares of the Corporation or obligations convertible into shares without offering such issue either in whole or in part to the shareholders of the Corporation, and no holder of Series A Cumulative Preferred Shares of the Corporation shall have any preemptive or preferential right to receive any of such shares or obligations declared by way of dividend.

Should the Board of Directors as to any portion of the shares of the Corporation, whether now or hereafter authorized, or to any obligation convertible into shares of the Corporation, offer the same to the shareholders or any class thereof, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispense of other portions of such shares or obligations without so offering the same to the shareholders. The acceptance of shares in the Corporation shall be a waiver of any such preemptive or preferential right which in the absence of this provision might otherwise be asserted by shareholders of the Corporation or any of them.

                  (g) Cumulative Voting Rights. There shall be no cumulative voting rights for election of directors of this Corporation.

                  (h) Election of Directors. At the first annual meeting of the shareholders after incorporation, the shareholders eligible to vote shall elect fifteen (15) persons to serve on the Board of Directors. The terms of those elected shall be determined as follows: the five (5) directors receiving the most votes shall serve until the third annual meeting following their selection; the five (5) directors receiving the next largest number of votes shall serve until the second annual meeting following their election; the five (5) directors receiving the fewest votes shall serve until the next annual meeting following their selection. Thereafter, the Board of Directors may, by majority vote, increase or decrease the number of directors, provided, there shall be no less than eleven (11) and no more than fifteen (15) directors at any time. Except as may otherwise be provided in these Articles of Incorporation, all directors elected at any annual meeting after the first annual meeting shall be elected to serve three (3) year terms.

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT


TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 3-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.       The name of the corporation is Sea Pines Associates, Inc.

2.       Date of Incorporation May 4, 1987.

3. Agent's Name and Address Stephen P. Birdwell, 32 Greenwood Dr., Hilton Head Island, South Carolina 29928.

4. On December 13, 1999, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)


                           SEE ATTACHED EXHIBIT A


5. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").


                                 NOT APPLICABLE


6. Complete either a or b, whichever is applicable.

         a.       [        ] Amendment(s) adopted by shareholder action.
                  At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

------- ------------------ --------------- --------------- ---------------------
        Number of          Number of Votes Number of Votes Number of Undisputed*
Voting  Outstanding Shares Entitled to be  Represented at          Shares
Group                      Cast            the meeting              For
                                                                  Against
------- ------------------ --------------- --------------- ---------------------

------- ------------------ --------------- --------------- ---------------------

                                                      SEA PINES ASSOCIATES, INC.
                                                             Name of Corporation

*NOTE: Pursuant to Section 33-10-106(6)(i) of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

         b. [X] The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to
                   Section 33-6-102(d), 33-10-102, and 33-10-105 of the 1976
                   South Carolina Code as amended, and shareholder action was not required.

7. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended):

Date:    Jan. 24, 2000                SEA PINES ASSOCIATES, INC.
       --------------------         --------------------------------------------
                                    Name of Corporation

                                    s/Michael E. Lawrence
                                    --------------------------------------------
                                    Signature

                                    Michael E. Lawrence, Chief Executive Officer
                                    --------------------------------------------
                                    Type or Print Name and Office


                               FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at the time of filing application.

                  Filing Fee                                  $  10.00
                  Filing tax                                    100.00
                                                              --------
                  Total:                                       $110.00

         Return to:        Secretary of State
                           P.O. Box 11350
                           Columbia, SC 29211

                                    EXHIBIT A

                                AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           SEA PINES ASSOCIATES, INC.

         The Articles of Incorporation of Sea Pines Associates, Inc. are amended as follows: The number 3,000 is hereby deleted from paragraph 4(a)(3)(i) thereof and the number 20,000 is substituted in lieu thereof:

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT





         Pursuant ss. Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.       The name of the corporation is SEA PINES ASSOCIATES, INC.

2. On March 4, 1989 , the corporation adopted the following Amendment(s) of its Articles of Incorporation:

              (Type or attach the complete text of Each Amendment)



                         See Exhibit A attached hereto.


3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").


                                       NA


4.       Complete either a or b, whichever is applicable.

         a. [X] Amendment(s) adopted by shareholder action.

         At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                        Number of      Number of Votes    Number of Votes       Number of Undisputed*
Voting                  Outstanding    Entitled to be     Represented at the    Shares Voted
Group                   Shares         Cast               meeting               For          Against
------                  -----------    ---------------    ------------------    ---------------------
Common Stock, no par    1,873,500      1,873,500          1,555,000             1,477,067      -0-
value

                                                                                Abstain:  77,933



*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

         b. [ ] The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to ss.33-6-102(d), 33,10-102 and 33-10-105 of the 1976 South
                   Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See ss.33-1-230(b)):

DATE:    March 4, 1989                    SEA PINES ASSOCIATES, INC.
         -------------------            ----------------------------------------
                                                 (Name of Corporation)

                                        By: s/Francis S. Webster, Jr.
                                            ------------------------------------

                                            Francis S. Webster, Jr. - Treasurer
                                            ------------------------------------
                                            (Type or print name and office)


                               FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at the time of filing application.

                  Filing Fee                                  $ 10.00
                  Filing tax                                   100.00
                                                              -------
                  Total:                                      $110.00

                                    EXHIBIT A

                                AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           SEA PINES ASSOCIATES, INC.

         The Articles of Incorporation of Sea Pines Associates, Inc. are amended as follows: Paragraph 9(h) of the Articles of Incorporation is deleted in its entirety and the following is substituted in the place thereof:

             (h) Election of Directors. The Board of Directors shall consist of not less than nine (9) nor more than eighteen (18) persons, as determined by the Board of Directors from time to time. The Directors shall be divided into three (3) groups as specified by the Board of Directors, with each group containing one-third (1/3) of the total Directors of the Corporation, as near as may be. The terms of Directors in the first group shall expire at the 1989 Annual Shareholders Meeting; the terms of Directors in the second group shall expire at the 1990 Annual Shareholders Meeting; and the terms of Directors in the third group shall expire at the 1991 Annual Shareholders Meeting. At each Annual Shareholders Meeting held thereafter, Directors shall be chosen for terms of three (3) years, to succeed those Directors whose terms expire. Irrespective of the foregoing, the Corporation shall elect sufficient Directors at the 1989 Annual Shareholders Meeting so as to have sixteen (16) Directors, divided into three (3) groups; and thereafter, the Board of Directors may increase or decrease the number of Directors as deemed appropriate within the range set forth hereinabove. Subject to the limitations provided hereinabove, any modification in the number of the Directors shall be accomplished by an adoption of an appropriate Resolution of the Board of Directors specifying (A) the total increase or decrease in the number of Directors, (B) the increase or decrease in each of the three (3) groups (with the change in number of each group to be limited to one-third (1/3) of the total, as near as may be), and (C) when vacancies created by increases in the number of Directors shall be filled; provided, however, that no reduction in the size of the Board of Directors shall result in decreasing of the term of any Director then serving the Corporation.

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT


         Pursuant ss. Section 3-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.       The name of the corporation is SEA PINES ASSOCIATES, INC.

2. On August 23, 1993 , the corporation adopted the following Amendment(s) of its Articles of Incorporation:

              (Type or attach the complete text of Each Amendment)



                         See Exhibit A attached hereto.




3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

                                       NA

4.       Complete either a or b, whichever is applicable.

         a. [ ]   Amendment(s) adopted by shareholder action.

         At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

------ ----------- --------------- ------------------ ---------------------
       Number of Number of Votes Number of Votes Number of Undisputed* Voting Outstanding Entitled to be Represented at the Shares Voted
Group  Shares      Cast            meeting            For           Against
------ ----------- --------------- ------------------ ---------------------

------ ----------- --------------- ------------------ ---------------------

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

         b.  [X]   The Amendment(s) was duly adopted by the incorporators or
                   board of directors without shareholder approval pursuant to ss.33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South
                   Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See ss.33-1-230(b)):

DATE:    August 30, 1993             Sea Pines Associates, Inc .
         ------------------         --------------------------------------------
                                             (Name of Corporation)
                                    By: s/Douglaw H. Haight
                                        ----------------------------------------

                                        Douglas H. Haight. - Secretary
                                        ----------------------------------------
                                            (Type or print name and office)


                               FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at the time of filing application.

                  Filing Fee                   $  10.00
                  Filing tax                     100.00
                                               --------
                  Total:                       $ 110.00

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                          OF SEA PINES ASSOCIATES, INC.

         The Articles of Incorporation of Sea Pines Associates, Inc. are amended as follows: Paragraph 4(a) of the Articles of Incorporation is amended by adding thereto subparagraph (3) as follows:

         (3)      Series B Junior Cumulative Preferred Shares.

                  (i) Designation and Amount. The shares of such series shall be designated as "Series B Junior Cumulative Preferred Shares" and the number of shares constituting such shares shall be 3,000.

                  (ii) Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Shares (including without limitation, holders of shares of Series A Cumulative Preferred Shares) ranking prior and superior to the shares of Series B Junior Cumulative Preferred Shares with respect to dividends, holders of shares of Series B Junior Cumulative Preferred Shares, in preference to the holders of Voting Common Shares, without par value (the "Common Shares"), of the Corporation, and of any other junior stock (including, without limitation, Non Voting Common Shares, without par value, and Special Common Shares, without par value), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on August 23, November 23, February 23 and May 23 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Cumulative Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.25 or (b) the Antidilution Number (as hereafter defined) times the aggregate per share amount of all cash dividends and the Antidilution Number times the aggregate per share amount (payable in kind) of all non cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise) declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the First Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Cumulative Preferred Shares. The "Antidilution Number" shall initially be 1,000. In the event the Corporation shall at any time after August 23, 1993 (the "Rights Declaration Date") (i) declare any dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares, or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Antidilution Number in effect immediately prior to such event shall be adjusted by multiplying the Antidilution Number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series B Junior Cumulative Preferred Shares as provided in subparagraph
(3)(ii)(A) of this Paragraph 4(a) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.25 per share on the Series B Junior Cumulative Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Cumulative Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Cumulative Preferred Shares, unless the issue date of such shares is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Cumulative Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Cumulative Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Cumulative Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  (iii) Voting Rights. The holders of shares of Series B Junior Cumulative Preferred Shares shall have the following voting rights:

                           (A) Each share of Series B Junior Cumulative
Preferred Shares shall entitle the holder thereof to the number of votes equal to the Antidilution Number on all matters submitted to a vote of the shareholders of the Corporation.

                           (B) Except as otherwise provided herein by law or in

these Articles of Incorporation, the holders of shares of Series B Junior Cumulative Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                           (C) (v) If at any time dividends on any Series B
Junior Cumulative Preferred Shares shall be in arrears in an amount equal to six
(6) dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Junior Cumulative Preferred Shares then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series B Junior Cumulative Preferred Shares) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class irrespective of series, shall have the right to elect two (2) Directors.

                                    (w) During any default period such voting
right of the holders of Series B Junior Cumulative Preferred Shares may be exercised initially at a special meeting called pursuant to subparagraph
(3)(iii)(C)(x) of this Paragraph 4(a) or at any other annual or special meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right to increase, in certain cases, the authorized number of Directors shall not be exercised unless the holders of ten percent (10%) in number of shares of Series B Junior Cumulative Preferred Shares outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Shares shall not affect the exercise by the holders of Series B Cumulative Preferred Shares of such voting right. At any meeting at which the holders of Series B Junior Cumulative Preferred Shares shall exercise such voting right initially during an existing default period, they shall have the right voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Shares shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Series B Junior Cumulative Preferred Shares shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Series B Junior Cumulative Preferred Shares as herein provided or pursuant to the rights of any securities ranking senior to or pari passu with the Series B Junior Cumulative Preferred Shares.

                                    (x) Unless the holders of Series B Junior
Cumulative Preferred Shares shall, during an existing default period, have previously exercised their right to elect the Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series B Junior Cumulative Preferred Shares outstanding, may request, the calling of a special meeting of the holders of Series B Junior Cumulative Preferred Shares, which meeting shall thereupon be called by the President, a Vice President or the

 Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series B Junior Cumulative Preferred Shares are entitled to vote pursuant to this subparagraph (3)(iii)(C)(x) shall be given to each holder of record of Series B Junior Cumulative Preferred Shares by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series B Junior Cumulative Preferred Shares outstanding. Notwithstanding the provisions of this Paragraph 3(iii)(C)(x), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

                                    (y) In any default period, the holders of
Common Shares, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Series B Junior Cumulative Preferred Shares shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (i) the Directors so elected by the holders of Series B Junior Cumulative Preferred Shares shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (ii) any vacancy in the Board of Directors may (except as provided in subparagraph (3)(iii)(C)(w) of this Paragraph 4(a)) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of a particular class of stock which elected the Director whose office shall have become vacant. References in this subparagraph 3(iii)(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies provided in clause (i) of the foregoing sentence.

                                    (z) Immediately upon the expiration of a
default period, (i) the right of the holders of Series B Junior Cumulative Preferred Shares as a class to elect Directors shall cease, (ii) the term of any Directors elected by the holders of Series B Junior Cumulative Preferred Shares as a class shall terminate, and (iii) the number of Directors shall be such number as may be provided for in these Articles of Incorporation or in the by-laws irrespective of any increase made pursuant to the provisions of subparagraph 3(iii)(C)(w) of this Paragraph 4(a) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (ii) and (iii) in the preceding sentence may be filled by a majority of the remaining Directors.

                           (D) Except as set forth herein, holders of Series B
Junior Cumulative Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

                  (iv) Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Cumulative Preferred Shares as provided in subparagraph (3)(ii) of this Paragraph 4(a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Cumulative Preferred Shares outstanding shall have been paid in full, the Corporation shall not

                                    (w) declare or pay dividends on, make any
                           other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Cumulative Preferred Shares;

                                    (x) declare or pay dividends on or make any
                           other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Cumulative Preferred Shares, except dividends paid ratably on the Series B Junior Cumulative Preferred

                           Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (y) redeem or purchase or otherwise acquire
                           for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Cumulative Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire any shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Cumulative Preferred Shares; or

                                    (z) purchase or otherwise acquire for
                           consideration any shares of Series B Junior
                           Cumulative Preferred Shares, or any shares of stock ranking on a parity with the Series B Junior Cumulative Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph 3(iv)(A) of this Paragraph 4(a) purchase or otherwise acquire such shares at such time and in such manner.

                  (v) Reacquired Shares. Any shares of Series B Junior Cumulative Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever, shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  (vi) Liquidation, Dissolution or Winding Up.

                  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Cumulative Preferred Shares unless, prior thereto, the holders of Series B Junior Cumulative Preferred Shares shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distribution thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Junior Cumulative Preferred Shares unless, prior thereto, the holders of Common Shares shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing the Series B Liquidation Preference by the Antidilution Number. Following the payment of the full amount of Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Junior Cumulative Preferred Shares and Common Shares, respectively, holders of Series B Junior Cumulative Preferred Shares and holders of Common Shares shall receive their ratable and proportionate shares of the remaining assets to be distributed in the ratio of the Antidilution Number to one with respect to such Series B Junior Cumulative Preferred Shares and Common Shares, on a per share basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preference stock, if any, which rank on a parity with the Series B Junior Cumulative Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Shares.

                  (vii) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Junior Cumulative Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the Antidilution Number times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, and to which or for which each Common Share is changed or exchanged.

                  (viii) No Redemption. The Series B Junior Cumulative Preferred Shares shall not be redeemable.

                  (ix) Ranking. The Series B Junior Cumulative Preferred Shares shall rank junior to all other series of the Corporation's Preferred Shares as to the payment of dividends and the distribution of assets, unless the terms of such series shall provide otherwise.

                  (x) Fractional Shares. Series B Junior Cumulative Preferred Shares may be issued in fractions of a share which shall entitle the holder in proportion to such holders of fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Cumulative Preferred Shares.

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT


         Pursuant to ss.33-10-106 of the South Carolina Business Corporation Act of 1988, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the corporation is SEA PINES ASSOCIATES, INC.

         2. On March 3, 1990, the corporation adopted by vote of its shareholders at its annual meeting of shareholders the following amendment to its Articles of Incorporation:

Paragraph 4 of the Articles of Incorporation of the corporation is amended so as to read in its entirety as follows:

                  "4. The corporation is authorized to issue shares of stock as follows:

             Class of Shares      Authorized No. of Each Class      Par Value
             ---------------      ----------------------------      ---------
             Preferred            5,000,00                            None

             Voting Common        20,000,000                          None

             Non-Voting Common    1,000,000                           None

             Special Common       2,000,000                           None"



         3. At the date of adoption of the amendment, there were 1,873,500 outstanding shares of the corporation's voting common stock, which shares constituted all of the outstanding shares of the corporation entitled to be voted on the amendment. Of the 1,873,500 votes entitled to be cast, 1,278,000 votes were represented at the annual meeting (either in person or by proxy) and the vote of such shares was:

                         No. of Undisputed Shares Voted:

                  For                       Against                    Abstain
                  ---                       -------                    -------
                  1,049,250                 186,000                    42,750

         4. The effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State.

Date:  January 28, 1993                   SEA PINES ASSOCIATES, INC.

                                          By:         s/Charles F. Bacon
                                              ----------------------------------
                                              Charles F. Bacon
                                              Chairman of the Board of Directors

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                      NOTICE OF CHANGE OF REGISTERED OFFICE
                           OR REGISTERED AGENT OR BOTH
                               OF A SOUTH CAROLINA
                             OR FOREIGN CORPORATION

         Pursuant to ss.ss. 33-5-102 and 33-15-108 of the 1976 South Carolina Code, as amended, the undersigned corporation submits the following information.

1.       The name of the corporation is SEA PINES ASSOCIATES, INC.

2.       The corporation is (complete either a or b, whichever is applicable):

  xx     a. a domestic corporation incorporated in South Carolina on 5/4/87 ; or
         b. a foreign corporation incorporated in ______________ on _________
                                                         (State)        (Date)
         and authorized to do business in South Carolina on                    .
                                                                 (Date)

3. The street address of the current registered office in South Carolina is 16 PIPING PLOVER
           (Street & Number)
         in the city of HILTON HEAD ISLAND, South Carolina 29928.
                                                         (Zip Code)

4. If the current registered office is to be changed, the street address to which its registered office is to be changed is 17 Governors Lane in
                                                            (Street & Number)
         the city of Hilton Head, South Carolina 29928
                                              (Zip Code)

5.       The name of the present registered agent is PAUL T. CLARK.
                                                     --------------

6. If the current registered agent is to be changed, the name of the successor registered agent is Douglas H. Haight .

         * I hereby consent to the appointment as registered agent of the corporation:

                               s/Douglas H. Haight
                       -----------------------------------
                       (Signature of New Registered Agent)

7. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

8. Unless a delayed date is specified, this application will be effective upon acceptance for filing by the Secretary of State (See ss. 33-1-230(b)):________________________.


* Pursuant to ss.ss.33-9-102(5) and 33-19-108(5), the written consent of the registered agent may be attached to this form.

9.       Dated this 14th day of OCT, 1994


                                                   SEA PINES ASSOCIATES, INC.
                                                   -----------------------------
                                                   (Name of Corporation)


                                               By: s/Douglas H. Haight
                                                   -----------------------------
                                                   Douglas H. Haight




                               FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. Filing Fee (payable to the Secretary of State at the time of filing this document) -- $10.00

3. Pursuant to ss.33-5-102(b), the registered agent can file this form when the only change is changing the street address of the registered office. In this situation, the following statement should be typed on the form above the registered agent's signature: "The corporation has been notified of this change."

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                      NOTICE OF CHANGE OF REGISTERED OFFICE
                           OR REGISTERED AGENT OR BOTH
                               OF A SOUTH CAROLINA
                             OR FOREIGN CORPORATION

TYPE OR PRINT CLEARLY IN BLACK INK

         Pursuant to ss.ss. 33-5-102 and 33-15-108 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation submits the following information.

1.       The name of the corporation is Sea Pines Associates, Inc.

2.       The corporation is (complete either a or b, whichever is applicable):

[xx]     a. a domestic corporation incorporated in South Carolina on May 4,
            1987; or

[  ]     b. a foreign corporation incorporated in __________ on ______, and
                                                   State        Date
         authorized to do business in South Carolina on _______________________.
                                                               Date

3. The street address of the present registered office in South Carolina is 17 Governors Lane in the city of Hilton Head Island,
             Street & Number

         South Carolina   29928.
                        Zip Code

4. If the current registered office is to be changed, the street address to which its registered office is to be changed is 32 Greenwood Drive
                                                            (Street & Number)

         in the city of Hilton Head Island, South Carolina   29928
                                                           (Zip Code)

5.       The name of the present registered agent is   Douglas H. Haight.
                                                     -------------------

6. If the current registered agent is to be changed, the name of the successor registered agent is Stephen P. Birdwell.

         * I hereby consent to the appointment as registered agent of the corporation:

                             s/Stephen P. Birdwell
                       -----------------------------------
                       (Signature of New Registered Agent)

7. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

8. Unless a delayed date is specified, this application will be effective upon acceptance for filing by the Secretary of State (See ss. 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended):
         _________________________.


         *Pursuant to Sections 33-9-102(5) and 33-19-108(5) of the 1976 South Carolina Code of Laws, as amended, the written consent of the registered agent may be attached to this form.

9.       Date     Jan. 24, 2000
                  -------------

                                SEA PINES ASSOCIATES, INC.
                                --------------------------
                                   Name of Corporation


                                By: s/Michael E. Lawrence
                                    --------------------------------------------
                                    Signature

                                    Michael E. Lawrence, Chief Executive Officer
                                    --------------------------------------------
                                    Type or Print Name and Title






                               FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. Filing Fee (payable to the Secretary of State at the time of filing this document) -- $10.00

3. Pursuant to ss.33-5-102(b) of the 1976 South Carolina Code of Laws, as amended, the registered agent can file this form when the only change is changing the street address of the registered office. In this situation, the following statement should be typed on the form above the registered agent's signature: "The corporation has been notified of this change." in this case the filing fee is $2.00.

         Return to:        Secretary of State
                           P.O. Box 11350
                           Columbia, SC  29211